UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                           January 13, 2010

Li3 Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-127703	20-3061907
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Av. Pardo y Aliaga 699 Of. 802
San Isidro, Lima, Peru
 (Address of principal executive offices)(Zip Code)

+ (51) 1-212-1880
(Registrant’s telephone number, including area code)

____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

The Board of Directors of the Registrant approved the engagement of GBH CPAs, PC (“GBH”), to serve as the Registrant’s independent registered public accountants for the fiscal year ending June 30, 2010, and engaged them on January 13, 2010.  Also on January 13, 2010, the Board of Directors of the Registrant approved the dismissal as of that date of, and the Registrant did so dismiss, Chang G. Park, CPA as the Registrant’s independent registered public accountants.  GBH has issued no reports on the financial statements of the Registrant for any period.

Chang G. Park, CPA had been our principal independent accountant since September 14, 2006 through our quarter ended September 30, 2009. The report of Chang G. Park, CPA dated September 2, 2009 on our financial statements for the periods from July 1, 2007 through June 30, 2009 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle, except that such report included an explanatory paragraph with respect to our ability, in light of our lack of revenues and history of losses, to continue as a going concern.

During the period of the Chang G. Park, CPA’s engagement and through the date of this Current Report on Form 8-K, there have been no disagreements with Chang G. Park, CPA (as defined in Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Chang G. Park, CPA, would have caused them to make reference thereto in their report on financial statements for any period.

During the period of GBH’s engagement and through the date of this Current Report on Form 8-K, there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K. During the period of GBH’s engagement and through the date of this Current Report on Form 8-K, neither the Registrant nor anyone on its behalf has consulted with GBH regarding either:

•
The application of accounting principles to specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither was a written report provided to the Registrant nor was oral advice provided that GBH concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing, or financial reporting issue; or

•	Any matter that was either the subject of a disagreement or a reportable event, as each term is defined in Items 304(a)(1)(iv) or (v) of Regulation S-K, respectively.

The Registrant requested Chang G. Park, CPA to furnish it with a letter addressed to the SEC stating whether it agrees with the above statements.  The requested letter has been received from Chang G. Park, CPA and is filed with this Form 8-K, as exhibit 16.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2010, the Board appointed Mr. Eric Marin as the Company’s interim Chief Financial Officer, effective immediately.

Since March of 2009, Mr. Eric E. Marin has been the interim chief financial officer of Loreto Resources Corporation.  Mr. Marin is the president of Marin Management Services, a privately-held consultancy firm offering management, financial, and information technology consulting services to companies.  From April 2006 to date, Mr. Marin has been the vice president of Quorum Business Solutions.  Mr. Marin’s responsibilities in this role include building and managing client relations; and overseeing operational budget, strategic planning, business development and organizational leadership services for various Fortune 500 companies.  Prior thereto, from December 2003 through March 2006, Mr. Marin was the president and founder of Marin Medical Services LLC, a company providing front and back-office services to the healthcare industry.  From April 1996 to November 2003, Mr. Marin was a partner with Accenture Ltd. where Mr. Marin was responsible for overseeing all aspects of Accenture’s information technology post-mergers and acquisition program, supervising a team of over 120 employees.  Mr. Marin received a Masters of Business Administration degree from the University of Houston in 1992, and a Bachelor of Science degree in Computer Science from Texas A&M University in 1986.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

d)	Exhibits

16.1	Letter from Chang G. Park, CPA, dated January 14, 2010 to the Securities and Exchange Commission regarding statements included in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Date:	January 13, 2010	By:	/s/ Luis Saenz
Luis Saenz, Chief Executive Officer